          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant / X /
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   National Convenience Stores Incorporated
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                A.J. Gallerano
                               100 Waugh Drive
                             Houston, Texas 77007

- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(2), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                    NATIONAL CONVENIENCE STORES INCORPORATED
                                100 Waugh Drive
                              Houston, Texas 77007

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 10, 1994

    To the Holders of Common Stock, $.01 par value per share, of National Convenience Stores Incorporated:

    The Annual Meeting of Stockholders of National Convenience Stores Incorporated ("Company") will be held in the George R. Brown
    Convention Center, 1001 Avenida de las Americas, Room 306, Houston, Texas, on Thursday, November 10, 1994, at 10:00 a.m. Houston time, for the following purposes:

    (1) To elect Class II directors to serve until their respective successors have been elected and qualified;

    (2) To ratify the appointment of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending June 30, 1995; and

    (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

    Holders of Common Stock of record at the close of business on September 12, 1994, are entitled to vote at the meeting and any adjournment thereof.

    Stockholders are cordially invited to attend the meeting in person. To obtain an admission ticket, please complete and return the enclosed admission ticket request card.

                                   By Order of the Board of Directors


                                   A. J. Gallerano, Secretary

    September 27, 1994

                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

NATIONAL CONVENIENCE STORES INCORPORATED

100 Waugh Drive
Houston, Texas 77007

Proxy Statement

1994 Annual Meeting of Stockholders
________________________________________________________________________________

INTRODUCTION
________________________________________________________________________________

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Convenience Stores Incorporated (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 10, 1994, in the George R. Brown Convention Center, 1001 Avenida de las Americas, Room 306, Houston, Texas, at 10:00 a.m. Houston time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein.

This Proxy Statement and accompanying proxy card are being mailed on or about October 3, 1994, to stockholders of record as of September 12, 1994.

Unless otherwise marked, proxies in the form enclosed that are properly signed and dated, returned and not revoked will be voted: (1) for the Board of Directors' slate of two nominees as Class II directors of the Company; and (2) for the ratification of the appointment of Deloitte & Touche LLP as independent accountants for the Company. Should any additional matters be properly brought before the Annual Meeting, the persons named in the proxy card will vote such proxies in accordance with their best judgment. Information regarding the vote required for election of directors, the method by which votes will be counted, procedures for revoking proxies and related matters is set forth below under "Voting Procedures".

Please sign, date and return the enclosed proxy card in the postage-paid envelope. You may revoke it at any time prior to its exercise as described below under "Voting Procedures". It is very important that your shares be voted at the Annual Meeting. Please ensure that your shares will be voted by signing, dating and returning the proxy card.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE THE ENCLOSED ADMISSION TICKET REQUEST CARD AND RETURN IT PROMPTLY SO YOUR TICKET CAN BE MAILED TO YOU IN ADVANCE. Stockholders of record who do not have admission tickets will be admitted upon verification of ownership at the Admissions Counter at the meeting. Beneficial owners will be admitted if they obtain evidence of ownership in advance from the stockholder of record and present such evidence at the Admissions Counter.

________________________________________________________________________________

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________________________

The Board of Directors of the Company has fixed the close of business on September 12, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the outstanding voting securities of the Company consisted of 6,050,075 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote with respect to each matter to be voted upon at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be necessary to constitute a quorum at the Annual Meeting.

Pursuant to the Company's Revised Fourth Amended and Restated Joint Plan of Reorgan-ization, which was confirmed by order of the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the "Bankruptcy Court") entered on February 25, 1993, and which became effective on March 9, 1993 (the "Plan of Reorganization"), a number of shares of Common Stock beneficially owned by certain of the Company's creditors were issued to Boatmen's Trust Company ("Boatmen's"), as agent for the beneficial owners of such shares pending the determination of the number of shares properly allocable to each such creditor (such shares issued to Boatmen's as agent for such creditors being herein called the "Creditors' Shares"). On the Record Date, Boatmen's held 750,429 of the Creditors' Shares, constituting approximately 12% of the outstanding Common Stock. Boatmen's has informed the Company that it intends to attend the Annual Meeting (by means of a limited proxy) for the limited purpose of helping to establish a quorum; however, Boatmen's has also informed the Company that it does not intend to vote the Creditors' Shares in the absence of instructions from the beneficial owners thereof. Because the number of shares owned by individual beneficial owners cannot be determined at present and is unlikely to be determined prior to the date of the Annual Meeting, it is unlikely that Boatmen's will vote any of the Creditors' Shares.

If, as anticipated, Boatmen's attends the Annual Meeting solely to help establish the existence of a quorum and declines to vote any of the Creditors' Shares, the Creditors' Shares will not be counted in determining the results of votes taken at the Annual Meeting. See "Voting Procedures".

Based on public filings made with the Securities and Exchange Commission, the Company is not aware of any person holding beneficial ownership of five percent or more of the outstanding Common Stock as of the Record Date.

________________________________________________________________________________

ELECTION OF DIRECTORS
________________________________________________________________________________

The Company's Restated Certificate of Incorporation provides for three classes of directors, and also provides that the total number of directors shall be fixed by, or in the manner provided in, the By-Laws. The By-Laws provide that the number of directors shall be fixed from time to time exclusively by resolution of a majority of the total number of directors, but shall not be greater than eight. Class I consists of two directors (Mr. Van Horn and Mr. Oeland), Class II consists of two directors (Mr. Stobaugh and Mr. Chambers), and Class III consists of four directors (Messrs. Wilde, Steadman, Sosa and Luellen). The Class I directors were reelected for a three-year term at the 1993 Annual Stockholders Meeting. The Class II directors will stand for election for a three-year term at the upcoming Annual Meeting, and the Class III directors will stand for election for a three-year term at the 1995 Annual Meeting.

The Nominating Committee, consisting of Mr. Stobaugh and Mr. Luellen, has proposed Mr. Stobaugh and Mr. Chambers for reelection to the Board as Class II directors. The Class II directors will be elected by the affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy and voting at the Annual Meeting. Proxies in the form of the enclosed proxy card will be voted in favor of the nominees listed below unless a contrary instruction appears on the proxy card. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected. While the Board has no reason to believe that either of the nominees will be unable or unwilling to serve if elected, should either of the nominees become unable or unwilling to serve as a director, shares represented by the proxies will be voted for the election of such other person or persons as may be nominated by the Nominating Committee.

Certain additional information concerning the nominees is set forth below:

                                                           Positions with               Director
                  Name                      Age              the Company                 since
                  ----                      ---            --------------               --------
Robert B. Stobaugh, DBA (1)..............   66  Director; Member of the Audit and          1973
                                                Nominating Committees
Dunbar N. Chambers, Jr. (2)..............   59  Director; Member of the Compensation       1964
                                                Committee

________________________________________________________________________________

(1) FOR MORE THAN THE LAST FIVE YEARS, MR. STOBAUGH HAS BEEN A PROFESSOR OF BUSINESS ADMINISTRATION AT THE HARVARD UNIVERSITY GRADUATE SCHOOL OF BUSINESS ADMINISTRATION. MR. STOBAUGH IS ALSO A DIRECTOR OF ASHLAND OIL, INC., ASHLAND, KENTUCKY, AND OF AMERICAN INTERNATIONAL PETROLEUM CORPORATION, NEW YORK, NEW YORK.

(2) FOR MORE THAN THE LAST FIVE YEARS, MR. CHAMBERS HAS BEEN CHAIRMAN OF THE BOARD OF DIRECTORS OF CHAMBCO, INC. CHAMBCO, INC., THROUGH ITS
    SUBSIDIARIES AND RELATED INVESTMENTS, ENGAGES IN REAL ESTATE INVESTMENT, DEVELOPMENT AND MANAGEMENT; RANCHING AND OTHER INVESTMENTS.
________________________________________________________________________________

See "Information Regarding Directors and Officers" for certain additional information regarding the nominees and information regarding the other members of the Company's Board of Directors.

During fiscal 1994, the Company's Board of Directors held ten regularly scheduled and special meetings. The Board of Directors has designated an Audit Committee, composed of Messrs. Stobaugh, Oeland and Sosa; a Compensation Committee, composed of Messrs. Chambers, Luellen, Steadman and Wilde, and a Nominating Committee, consisting of Messrs. Stobaugh and Luellen. The function of the Audit Committee, which met four times during fiscal 1994, is to review the Company's financial statements periodically with the Company's independent public accountants; to determine the effectiveness of the audit effort through meetings with the Company's independent accountants; to monitor the effectiveness of the Company's internal controls and financial accounting functions; and to report to the Board of Directors on its activities and its recommendations. The function of the Compensation Committee is to evaluate on an annual basis the performance of the Company's senior management; to structure appropriate compensation arrangements for senior management; and to make reports to the Board of Directors as to its findings and formulations of compensation arrangements for senior management. During fiscal 1994, the full Board of Directors (excluding Mr. Van Horn) performed the functions normally delegated to the Compensation Committee. The Nominating Committee, which was formed in March 1993 pursuant to the Plan of Reorganization and operates pursuant to the provisions of the Plan of Reorganization, nominates candidates for election to the Board. The Nominating Committee met once during the year ended June 30, 1994.

________________________________________________________________________________

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________________________

The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending June 30, 1995, subject to ratification by the stockholders. Deloitte & Touche LLP has served as the Company's independent public accountants for several years.

Management has invited representatives of Deloitte & Touche LLP to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions. The appointment of Deloitte & Touche LLP as the Company's independent accountants is subject to approval by a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy. The Board of Directors recommends such approval, and, unless marked to the contrary, proxies received from stockholders will be voted for the approval of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending June 30, 1995.

_______________________________________________________________________________

INFORMATION REGARDING DIRECTORS AND OFFICERS
________________________________________________________________________________

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 1994, by (i) all directors and nominees, (ii) each of the executive officers named in the Summary Compensation Table and (iii) all officers and directors of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective directors and officers.

                                                                                                      Amount and
                                                                                                      Nature of     Percent
                                        Classifi-                 Positions with          Director    Beneficial      of
                 Name                    cation     Age            the Company             Since     Ownership(1)    Class
                 ----                   ---------   ---           --------------          --------   ------------   -------
V. H. Van Horn........................       I      56    Director; President and Chief      1975        51,345(2)    *
                                                          Executive Officer
Raymond W. Oeland, Jr. ...............       I      59    Director; Member of the Audit      1959         5,000(3)    *
                                                          Committee
Robert B. Stobaugh, DBA...............      II      66    Director; Member of the Audit      1973         5,864(4)    *
                                                          and Nominating Committees
Dunbar N. Chambers, Jr. ..............      II      59    Director; Member of the            1964         5,139(5)    *
                                                          Compensation Committee
William Key Wilde.....................     III      61    Director; Member of the            1959         8,061(6)    *
                                                          Compensation Committee
Richard C. Steadman...................     III      61    Director; Chairman of the          1969        36,543(7)    *
                                                          Board of Directors; Member of
                                                          the Compensation Committee
Charles J. Luellen....................     III      64    Director; Member of the            1993         5,000(8)    *
                                                          Compensation and Nominating
                                                          Committees
Lionel Sosa...........................     III      55    Director; Member of the Audit      1993         5,000(9)    *
                                                          Committee
A. J. Gallerano.......................      --      52    Senior Vice President, General       --        20,192(10)   *
                                                          Counsel and Secretary
C. R. Wortham.........................      --      55    Senior Vice President -- Real        --        20,078(11)   *
                                                          Estate/Gasoline
Arnold Van Zanten.....................      --      52    Senior Vice President --             --        20,155(12)   *
                                                          Administration
M. David Wishard......................      --      36    Vice President -- Stores             --        10,038(13)   *
All directors and officers as a group
  (13 persons)........................      --      --                  --                     --       202,417       3.3

________________________________________________________________________________

   * LESS THAN ONE PERCENT.

 (1) EXCEPT AS OTHERWISE INDICATED, ALL SUCH SHARES ARE OWNED WITH SOLE VOTING POWER AND SOLE INVESTMENT POWER. INFORMATION WITH RESPECT TO BENEFICIAL OWNERSHIP IS BASED ON INFORMATION FURNISHED TO THE COMPANY BY THE INDIVIDUALS NAMED OR INCLUDED IN THE GROUP, AND INCLUDES SHARES THAT SUCH PERSONS HAVE, OR WITHIN 60 DAYS AFTER AUGUST 31, 1994 WILL HAVE, THE RIGHT TO ACQUIRE PURSUANT TO STOCK OPTIONS OR OTHERWISE.

 (2) INCLUDES (A) 64 SHARES HELD BY MERRILL LYNCH TRUST COMPANY OF TEXAS AS TRUSTEE UNDER THE COMPANY'S ESOP (THE "ESOP TRUSTEE"), (B) 319 SHARES HELD BY MERRILL LYNCH TRUST COMPANY OF TEXAS AS TRUSTEE UNDER THE COMPANY'S PROFIT SHARING PLAN (THE "PROFIT SHARING TRUSTEE") FOR MR. VAN HORN'S ACCOUNT AND AS TO WHICH HE HAS SOLE VOTING POWER, (C) SEVEN SHARES OWNED BY MR. VAN HORN'S FAMILY MEMBERS, AS TO WHICH BENEFICIAL OWNERSHIP IS DISCLAIMED, (D) AN AGGREGATE OF 833 WARRANTS EXERCISABLE TO ACQUIRE ONE SHARE OF COMMON STOCK EACH AT AN EXERCISE PRICE OF $17.75 PER WARRANT ("WARRANTS"), OF WHICH 107 WARRANTS ARE HELD BY THE ESOP TRUSTEE, 507 WARRANTS ARE HELD BY THE PROFIT SHARING TRUSTEE AND 14 WARRANTS ARE HELD BY MEMBERS OF MR. VAN HORN'S FAMILY, AS TO WHICH BENEFICIAL OWNERSHIP IS DISCLAIMED, AND (E) EXERCISABLE OPTIONS TO ACQUIRE 50,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

 (3) INCLUDES EXERCISABLE OPTIONS TO ACQUIRE 5,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

 (4) INCLUDES 84 SHARES AND 140 WARRANTS HELD BY MR. STOBAUGH AS TRUSTEE FOR THE BENEFIT OF HIS FAMILY AND EXERCISABLE OPTIONS TO ACQUIRE 5,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

 (5) INCLUDES 6 WARRANTS AND EXERCISABLE OPTIONS TO ACQUIRE 5,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

 (6) INCLUDES 1,147 SHARES AND 1,914 WARRANTS HELD BY GRAYSTONE INVESTMENTS, A PARTNERSHIP IN WHICH MR. WILDE IS A PARTNER, AND EXERCISABLE OPTIONS TO ACQUIRE 5,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

 (7) INCLUDES (A) 168 SHARES AND 281 WARRANTS HELD BY MR. STEADMAN'S WIFE, AS TO WHICH BENEFICIAL OWNERSHIP IS DISCLAIMED, (B) 20,292 WARRANTS HELD BY MR. STEADMAN, (C) 10,009 SHARES AND 16 WARRANTS HELD BY OYSTERCATCHER DEVELOPMENT,

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

     WHICH IS WHOLLY OWNED BY MR. STEADMAN AND HIS WIFE AND (D) EXERCISABLE OPTIONS TO ACQUIRE 5,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

 (8) INCLUDES EXERCISABLE OPTIONS TO ACQUIRE 5,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

 (9) INCLUDES EXERCISABLE OPTIONS TO ACQUIRE 5,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

(10) INCLUDES (A) 33 SHARES HELD BY THE ESOP TRUSTEE, (B) 33 SHARES HELD BY THE PROFIT SHARING PLAN TRUSTEE, (C) AN AGGREGATE OF 120 WARRANTS OF WHICH 55 WARRANTS ARE HELD BY THE ESOP TRUSTEE AND 55 WARRANTS ARE HELD BY THE PROFIT SHARING TRUSTEE, AND (D) EXERCISABLE OPTIONS TO ACQUIRE 20,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

(11) INCLUDES (A) 27 SHARES HELD BY THE ESOP TRUSTEE, (B) THREE SHARES HELD BY THE PROFIT SHARING TRUSTEE, (C) 44 WARRANTS HELD BY THE ESOP TRUSTEE, (D) FOUR WARRANTS HELD BY THE PROFIT SHARING TRUSTEE AND (E) EXERCISABLE OPTIONS TO ACQUIRE 20,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

(12) INCLUDES (A) SEVEN SHARES HELD BY THE ESOP TRUSTEE, (B) THREE SHARES HELD BY THE PROFIT SHARING TRUSTEE, (C) AN AGGREGATE OF 155 WARRANTS OF WHICH 11 WARRANTS ARE HELD BY THE ESOP TRUSTEE AND FIVE WARRANTS ARE HELD BY THE PROFIT SHARING TRUSTEE, AND (D) EXERCISABLE OPTIONS TO ACQUIRE 20,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER SHARE.

(13) INCLUDES (A) 11 SHARES HELD BY THE ESOP TRUSTEE, (B) THREE SHARES HELD BY THE PROFIT SHARING TRUSTEE, (C) 19 WARRANTS HELD BY THE ESOP TRUSTEE, (D) FIVE WARRANTS HELD BY THE PROFIT SHARING TRUSTEE AND (E) EXERCISABLE OPTIONS TO ACQUIRE 10,000 SHARES AT AN EXERCISE PRICE OF $10.50 PER
     SHARE.
________________________________________________________________________________

Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's securities. Reports received by the Company indicate that all such officers and directors filed all requisite reports with the Securities and Exchange Commission on a timely basis during the year ended June 30, 1994, with the exception of one report Mr. Wilde filed in February 1994 rather than December 1993 relating to three transactions effected by Graystone Investments, a partnership in which Mr. Wilde is a partner.

As set forth in the Company's 1993 Proxy Statement, at September 13, 1993 the Company's stock transfer records indicated that Republic Money Order Company ("RMO") was the record holder of in excess of 10% of the outstanding Common Stock. The Company has not received copies of any Section 16(a) reports from RMO.

Certain additional information with respect to the directors listed above is set forth below.

DUNBAR N. CHAMBERS, JR. For more than the last five years, Mr. Chambers has been Chairman of the Board of Directors of Chambco, Inc. Chambco, Inc., through its subsidiaries and related investments, engages in real estate investment, development and management; ranching and other investments.

CHARLES J. LUELLEN. For more than the past five years until his retirement in January 1992, Mr. Luellen served as President and Chief Operating Officer of Ashland Oil, Inc., Ashland, Kentucky. Mr. Luellen is a director of Tosco Corp.

RAYMOND W. OELAND, JR. For more than the last five years, Mr. Oeland has been a private investor.

LIONEL SOSA. For more than the last five years, Mr. Sosa has been Chairman of the Board of Directors and Chief Executive Officer of Sosa, Bromley, Aguilar & Associates, San Antonio, Texas. Since January 1994 Mr. Sosa has also served as Chairman of the Board of Directors of DMBRB Americas, an advertising firm headquartered in San Antonio, Texas.

RICHARD C. STEADMAN. For more than the last five years, Mr. Steadman has been a private investor. Mr. Steadman is also a director of Storage Technology Corporation, Louisville, Colorado.

ROBERT B. STOBAUGH, DBA. For more than the last five years, Mr. Stobaugh has been a Professor of Business Administration at the Harvard University Graduate School of Business Administration. Mr. Stobaugh is also a director of Ashland Oil, Inc., Ashland, Kentucky, and of American International Petroleum Corporation, New York, New York.

V. H. VAN HORN. For more than the last five years, Mr. Van Horn has been President and Chief Executive Officer of the Company. Mr. Van Horn is also a director of Southdown, Inc., Houston, Texas.

WILLIAM KEY WILDE. For more than the last five years, Mr. Wilde has been a partner of Bracewell & Patterson, L.L.P., Houston, Texas, a law firm retained by the Company from time to time.

________________________________________________________________________________

EXECUTIVE COMPENSATION AND OTHER INFORMATION
________________________________________________________________________________

BOARD OF DIRECTORS REPORT ON
EXECUTIVE COMPENSATION*

Although the Board of Directors has designated a Compensation Committee, during fiscal 1994 the full Board (with Mr. Van Horn, the only member of the Board who is also an officer of the Company, abstaining from voting on compensation decisions), rather than the Compensation Committee, made decisions regarding executive compensation.

COMPENSATION POLICIES GENERALLY. The Board believes that the total compensation of the Company's executive officers should be at levels that enable the Company to attract and retain a high-quality management team, but that a significant portion of the executive officers' earnings opportunities should be in the form of bonus opportunities related to each individual's performance and to the Company's performance. The Company's salary levels and bonus opportunities for executive officers are intended to achieve these objectives. The Board also believes that it is important to ensure that management's economic self-interest in the value of the Company's common stock is closely aligned with the stockholders' interest in the value of the common stock.

1994 BASE SALARY ADJUSTMENTS. During fiscal 1993 the Company retained the Actuarial, Benefits and Compensation Consulting group of Deloitte & Touche LLP (the "Consultant") to provide advice to the Board regarding the reasonableness of the Company's executive compensation packages. The Consultant's report dated March 1993 compared the Company's executive compensation packages to (i) those of 27 publicly-held companies having primary SIC codes in the retail industry and annual revenues between $750 million and $1.25 billion (all as shown in their most recent proxy statements) (the "Retail Survey"), and (ii) certain summaries of different surveys of executive compensation prepared by various consulting and industry groups. The Board considered the Retail Survey to be more useful for comparison purposes than the other summaries provided by the Consultant, and based its comparisons on the Retail Survey. The companies included in the peer group line of the graphs set forth under the caption "Performance Graph" elsewhere in this proxy statement were not included in the Retail Survey because their annual revenues were not within the parameters described above.

Based on the Retail Survey, the Board concluded that the cash compensation of most of the executive officers was slightly below the market average for their respective positions, but that (i) the cash compensation of three of the executive officers was significantly below the market average for their respective positions, and (ii) the total compensation packages for the executive officers was consistently less than the market averages for comparable positions. Based on these conclusions, the Board determined to raise the base salaries of the three executive officers, one of whom is a named executive officer, and to continue the other executive officers at their prior year's salaries, which salaries are set forth in Employment Agreements between such officers and the Company. In addition, based on these conclusions, the Board determined to increase the total compensation package for all of the executive officers by implementing a retirement plan as described below. In reaching its decisions to increase the base salaries of the three executive officers as described herein, the Board also considered its subjective evaluation of the performance and responsibilities of each of the officers, and determined that such officers' performances and responsibilities merited the increases.

1994 BONUSES. In July 1993 the Board implemented a bonus program for the executive officers for fiscal 1994 which allowed the officers the opportunity to earn up to 56% of their base salary. However, the bonus opportunities were available only if the Company's pre-tax earnings for fiscal 1994 were at least $10 million. Based on the Company's fiscal 1994 pre-tax earnings of $11.1 million, the Board

________________________________________________________________________________

* This Report on Executive Compensation shall not be deemed to be incorporated by reference into any of the Company's reports under the Securities Exchange Act of 1934, as amended.

awarded bonuses which, for the named executive officers, ranged from 19% to 48% of their respective base salaries. The actual amount of the bonus awarded to each officer was determined by the Board based on the Board's subjective evaluation of each officer's performance, and was not based on any quantifiable measure of such officer's performance.

In addition to the bonus opportunities based on the Company's 1994 pre-tax earnings, during the first three months of fiscal 1994 the Company completed the payment of the Restart Bonus Program bonuses described in the Board's 1993 Report on Executive Compensation. The Restart Bonus Program, which was in effect for six months ending with September 1993, was established by the Board in fiscal 1993 in an effort to retain approximately 42 officers and other key employees of the Company to implement the Company's Plan of Reorganization, which became effective in March 1993. Under the Restart Bonus Program, officers (excluding Mr. Van Horn) and other key employees were paid monthly bonuses for each month they remained with the Company after the effective date of the Plan of Reorganization up to a maximum of six months. Amounts paid to the named executive officers during fiscal 1994 under the Restart Bonus Program are included in the Summary Compensation Table.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER ("CEO") IN 1994. The CEO's salary for fiscal 1994 was unchanged from his salary from 1991 through 1993, and was the minimum salary provided for by his employment contract with the Company. The CEO's salary is not tied to the Company's performance. Although the CEO's employment contract also entitles him to a minimum bonus opportunity of $200,000 annually (based on the Company's performance), it does not assure him of any actual bonus, and is not specifically tied to any quantifiable measure of the Company's performance. As was the case with the other executive officers of the Company as described above, the CEO's opportunity to earn a bonus for fiscal 1994 was dependent on the Company's achieving pre-tax earnings of at least $10 million during fiscal 1994. Based on the Company's pre-tax earnings of $11.1 million, the Board awarded the CEO a bonus of approximately 33% of his base salary. The actual amount of the bonus, while subject to the limitation imposed by the Board as described above, was based on the Board's subjective evaluation of the CEO's performance, and was not based on any quantifiable measure of the CEO's performance. The CEO did not receive any bonus under the Restart Bonus Program described above.

IMPLEMENTATION OF RETIREMENT PLAN. During fiscal 1994, as a result of the Board's analysis of the Retail Survey, the Board determined that it was appropriate to provide retirement benefits for its officers and members of the Board. Based on advice from Towers Perrin, an independent benefits and compensation consulting firm, the Board adopted separate retirement plans for officers and directors of the Company, which are described under "Officers' Retirement Plan" and "Compensation of Directors."

OTHER MATTERS. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain deductions that would otherwise be available to the Company by reason of the incurrence of executive compensation expenses might not be available if (i) the aggregate of such amounts otherwise deductible in a single year by the Company with respect to one executive exceeds $1,000,000,
(ii) the executive officer is the Company's chief executive officer or one of the four other most highly compensated officers (determined in each case as of the last day of the year), and (iii) there is not available an exception or exemption which would exclude the compensation from the limitation. Based on its discussions with its consultants, the Board considers it unlikely that the limitation will apply to the Company during fiscal 1995. The Board has not yet determined whether it would take any action if the Section 162(m) limitation were to appear likely to apply to the Company.

                                          Dunbar N. Chambers, Jr.
                                          Charles J. Luellen
                                          Raymond W. Oeland, Jr.
                                          Lionel Sosa
                                          Richard C. Steadman
                                          Robert B. Stobaugh
                                          V. H. Van Horn
                                          William Key Wilde

________________________________________________________________________________

SUMMARY COMPENSATION TABLE

                                                          Annual Compensation              Long-Term
                                                 -------------------------------------    Compensation
                                        Fiscal                            Other Annual    ------------       All Other
     Name and Principal Position         Year     Salary     Bonus(1)     Compensation     Options(4)     Compensation(5)
     ---------------------------        ------   ---------   ---------    ------------    ------------    ---------------
V. H. Van Horn.......................    1994    $ 400,000   $ 133,000      (2)                 0            $  20,578
  President and CEO                      1993      400,000     200,000      (2)              150,000              0
                                         1992      400,000           0      (3)                 0                (3)
A. J. Gallerano......................    1994      182,000      67,760      (2)                 0                5,759
  Senior Vice President,                 1993      182,000     103,980      (2)               60,000              0
  General Counsel and                    1992      182,000           0      (3)                 0                (3)
  Secretary
C. R. Wortham, Jr. ..................    1994      175,000      81,500      (2)                 0                7,500
  Senior Vice President --               1993      172,405      99,750      (2)               60,000              0
  Real Estate/Gasoline                   1992      160,000           0      (3)                 0                (3)
Arnold Van Zanten....................    1994      155,000     102,900      (2)                 0               11,685
  Senior Vice President --               1993      155,000      88,350      (2)               60,000              0
  Administration                         1992      138,840           0      (3)                 0                (3)
M. David Wishard.....................    1994      148,269      71,600      (2)                 0                8,028
  Vice President --                      1993      120,000      68,400      (2)               30,000              0
  Stores                                 1992      113,846           0      (3)                 0                (3)

________________________________________________________________________________

(1) THE AMOUNTS SHOWN INCLUDE BONUSES PAID TO THE OFFICERS (OTHER THAN MR. VAN
    HORN) UNDER THE COMPANY'S RESTART BONUS PROGRAM DURING FISCAL 1994 RELATING TO THE IMPLEMENTATION OF THE COMPANY'S PLAN OF REORGANIZATION. THE AMOUNTS PAID TO SUCH OFFICERS UNDER THE RESTART BONUS PROGRAM DURING FISCAL 1994 WERE AS FOLLOWS: MR. GALLERANO: $32,760, MR. WORTHAM: $31,500, MR. VAN ZANTEN: $27,900, AND MR. WISHARD: $21,600. THE BALANCES OF THE AMOUNTS SHOWN WERE PAID BASED ON THE COMPANY'S 1994 PRE-TAX EARNINGS.

(2) THE OFFICERS RECEIVE CERTAIN PERQUISITES SUCH AS CAR ALLOWANCES AND INSURANCE BENEFITS; HOWEVER, THE VALUE OF SUCH PERQUISITES DID NOT EXCEED THE LESSER OF $50,000 OR 10% OF THE OFFICER'S SALARY AND BONUS.

(3) PURSUANT TO APPLICABLE RULES, OTHER ANNUAL COMPENSATION AND ALL OTHER COMPENSATION ARE REPORTED FOR 1994 AND 1993 ONLY.

(4) ALL OPTIONS GRANTED DURING FISCAL 1993 WERE GRANTED PURSUANT TO THE COMPANY'S 1993 NON-QUALIFIED OPTION PLAN, WHICH WAS IMPLEMENTED PURSUANT TO THE PLAN OF REORGANIZATION.

(5) THE AMOUNTS PRESENTED AS ALL OTHER COMPENSATION INCLUDE THE AMOUNTS THE COMPANY CONTRIBUTED OR ACCRUED FOR THE ACCOUNTS OF THE NAMED EXECUTIVE OFFICERS IN CONNECTION WITH (I) THE DEFINED CONTRIBUTION FEATURE OF THE COMPANY'S OFFICERS' RETIREMENT PLAN (SEE "OFFICERS' RETIREMENT PLAN"), AND
    (II) THE COMPANY'S 401(k) PROFIT SHARING PLAN (SEE "PROFIT SHARING PLAN").
________________________________________________________________________________

OPTION GRANTS IN 1994

No options were granted to any of the officers named in the Summary Compensation Table during fiscal 1994.

AGGREGATED OPTION EXERCISES IN FISCAL 1994 AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning the exercise in fiscal 1994 of options to purchase Common Stock by the individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at June 30, 1994.

________________________________________________________________________________

                                                                                                  Value of Unexercised
                                         Number of                   Number of Unexercised       In-the-Money Options at
                                          Shares                      Options at 6/30/94               6/30/94 (1)
                                         Acquired       Value      -------------------------    -------------------------
                Name                    on Exercise    Realized    Exercisable/Unexercisable    Exercisable/Unexercisable
                ----                    -----------    --------    -------------------------    -------------------------
V. H. Van Horn.......................         0          $  0            50,000/100,000              $25,000/$50,000
A. J. Gallerano......................         0          $  0             20,000/40,000              $10,000/$20,000
C. R. Wortham, Jr....................         0          $  0             20,000/40,000              $10,000/$20,000
Arnold Van Zanten....................         0          $  0             20,000/40,000              $10,000/$20,000
M. David Wishard.....................         0          $  0             10,000/20,000              $ 5,000/$10,000

________________________________________________________________________________

(1) THE VALUE HAS BEEN CALCULATED BASED ON THE CLOSING PRICE OF THE COMMON
    STOCK ON THE NASDAQ NATIONAL MARKET SYSTEM ON JUNE 30, 1994 AS REPORTED IN THE WALL STREET JOURNAL ($11.00) LESS THE EXERCISE PRICE OF $10.50 PER SHARE, MULTIPLIED BY THE RELEVANT NUMBER OF SHARES.
________________________________________________________________________________

OFFICERS' RETIREMENT PLAN

During fiscal 1994 the Company implemented an Officers' Retirement Plan, participation in which is limited to management personnel who have a significant impact upon the formulation of the Company's policies and its profitability. Benefits under the Officers' Retirement Plan are determined primarily by average final compensation and credited years of service, up to a maximum of 30 years. The following Pension Plan Table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications, assuming retirement at age 65.

________________________________________________________________________________

PENSION PLAN TABLE


               Average                                              Years of Service
                Base                   ---------------------------------------------------------------------------
              Earnings                     5           10           15           20           25           30
              --------                 ---------------------------------------------------------------------------
$100,000.............................  $   10,000  $    20,000  $    30,000  $    40,000  $    50,000  $    60,000
 150,000.............................      15,000       30,000       45,000       60,000       75,000       90,000
 200,000.............................      20,000       40,000       60,000       80,000      100,000      120,000
 250,000.............................      25,000       50,000       75,000      100,000      125,000      150,000
 300,000.............................      30,000       60,000       90,000      120,000      150,000      180,000
 350,000.............................      35,000       70,000      105,000      140,000      175,000      210,000
 400,000.............................      40,000       80,000      120,000      160,000      200,000      240,000
 450,000.............................      45,000       90,000      135,000      180,000      225,000      270,000

________________________________________________________________________________

The compensation covered by the Officers' Retirement Plan is the officers' base salary as reported in the Summary Compensation Table. The estimated credited years of service for each of the named executive officers are as follows: Mr. Van Horn: 28 years; Mr. Gallerano: 14 years; Mr. Wortham: 15 years; Mr. Van Zanten: 12 years; and Mr. Wishard: 12 years. The basis on which benefits are computed is joint-life annuity amounts. The benefits shown in the table are not subject to any deduction for Social Security or other offset amounts. The Officers' Retirement Plan permits participants to elect, in advance, to receive a lump sum distribution at retirement in lieu of the benefits otherwise payable over a period of time to such participant.

The Officers' Retirement Plan includes a defined contribution feature pursuant to which the Company has committed to contribute an annual amount for the benefit of each participant equal to 15% of such participant's annual bonus, if any. For the year ended June 30, 1994, the amounts which the Company contributed for the named executive officers were as follows: Mr. Van
Horn -- $19,950; Mr. Gallerano -- $5,250; Mr. Wortham -- $7,500; Mr. Van
Zanten -- $11,250; and Mr. Wishard -- $7,500.

COMPENSATION OF DIRECTORS

The Company pays each outside director of the Company an annual fee of $36,300. An additional fee of $42,350 is paid to Mr. Steadman for serving as Chairman of the Board. Fees payable to directors serving less than the entire fiscal year are prorated. The Company also reimburses travel and related expenses incurred by directors in attending meetings of the Board. No director receives additional compensation for serving on committees of the Board or for attending meetings of the Board or such committees.

During fiscal 1994 the Company implemented a Directors' Retirement Plan, pursuant to which non-employee directors will be paid an annual retirement benefit equal to two-thirds of the annual fee paid by the Company to its directors for serving on the Company's Board. Benefits under the Directors' Retirement Plan commence on the later to occur of a director's retirement from service on the Board or his seventieth birthday, and continue, in general, for a period of time equal to the period of time he served as a director of the Company.

The Company's 1993 Non-Qualified Stock Option Plan provided that each outside director of the Company who was serving as such on the date 180 days after confirmation of the Company's Plan of Reorganization was to receive options covering 15,000 shares of

Common Stock at an exercise price of $10.50 per share, and such options were granted to such persons on August 25, 1993. One-third of such options vested and became exercisable on August 25, 1994. Half of the remaining options will vest and become exercisable on each of August 25, 1995 and 1996.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company has entered into Employment Agreements (the "Employment Agreements") with each of the individuals named in the Summary Compensation Table.

In 1994 the Company renewed its Employment Agreement with Mr. Van Horn relating to his service as President and Chief Executive Officer of the Company. The Employment Agreement, which expires in 1999, provides that the Company will pay Mr. Van Horn a salary of $420,000 annually and provides for an annual bonus opportunity of not less than $200,000, the payment of which is based on the performance of the Company. If the Company terminates the agreement or otherwise removes Mr. Van Horn from his positions as President and Chief Executive Officer of the Company for any reason other than Mr. Van Horn's gross or willful breach of his duties, the Company will be obligated to continue to pay Mr. Van Horn annually through 1999 (i) a salary of $420,000 and (ii) a bonus of $166,500. Additionally, Mr. Van Horn is entitled to participate in other bonus, profit sharing, stock option, stock ownership and other plans offered to other employees of the Company.

The Company has entered into Employment Agreements with Messrs. Gallerano, Wortham, Van Zanten and Wishard (the "Executives"), pursuant to which (effective August 1, 1994) the Company employs Mr. Gallerano as Senior Vice President, General Counsel and Secretary at an annual salary of $191,100, Mr. Wortham as Senior Vice President -- Gasoline/Real Estate at an annual salary of $183,750, Mr. Van Zanten as Senior Vice President -- Administration at an annual salary of $162,750 and Mr. Wishard as Vice President -- Stores at an annual salary of $157,500.

Pursuant to the Employment Agreements, each Executive is entitled to participate in any bonus plan, profit sharing plan, stock option plan, vacation, retirement benefit, medical and dental insurance and individual or group life insurance plan as are or may be normally and customarily provided by the Company to its employees of similar experience and position.

The Employment Agreements for the Executives each expire on May 18, 1996, but may be terminated by the Company or by the Executive on 30 days' notice. If the Company terminates an Employment Agreement with Cause (as defined below), or if an Executive terminates an Employment Agreement without Cause, the Executive is not entitled to any severance payment upon such termination. If an Executive terminates his Employment Agreement within 90 days after a Change in Control (as defined below), the Company will be required to pay the Executive a severance payment equal to one week's salary for each year the Executive has then worked for the Company, plus all accrued benefits. If an Executive terminates his Employment Agreement with Cause or if the Company terminates his Employment Agreement without Cause, the Company will be required to pay the Executive a severance payment equal to the full amount that otherwise would have been paid to the Executive for the remaining term of the Employment Agreement.

As used above, with respect to a termination of an Employment Agreement by an Executive, the term "Cause" means the breach of a material provision of the Employment Agreement by the Company which is not cured within 30 days after notice from the Executive, or the occurrence of any Change in Control. With respect to any termination of an Employment Agreement by the Company, the term "Cause" means willful misconduct by the Executive, gross neglect by the Executive of his duties which continues for more than 30 days after notice from the Company, the commission by the Executive of a felony or the commission by the Executive of an act not in good faith, which is directly detrimental to the Company and exposes the Company to material liability. As used above, the term "Change in Control" means the time at which individuals who were directors of the Company immediately prior to May 18, 1993 cease to constitute a majority of the Board of Directors of the Company.

The Employment Agreements provide that the Executive will not be liable for any damages resulting from the Executive's actions if the Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

PROFIT SHARING PLAN

The Company has a Section 401(k) profit sharing plan available to substantially all employees. The Company did not make any contributions to the plan from October 1991 to June 1993, but in July 1993 resumed matching contributions at a level equal to 100% of employees' before-tax contributions, up to 3% of salary. Beginning in July 1993 employees were permitted to have amounts allocated to their accounts invested in one or more of a variety of investment funds. Amounts deferred by the named executive officers, if any, as well as the Company's matching contributions relating thereto, are included in the Summary Compensation Table. For the year ended June 30, 1994, the Company's matching contributions for the named executive officers were as follows: Mr. Van Horn -- $628, Mr. Gallerano -- $509, Mr. Wortham -- $0, Mr. Van Zanten -- $435, and Mr. Wishard -- $528.

EMPLOYEE STOCK OWNERSHIP PLAN

In 1985 the Company established an Employee Stock Ownership Plan (the "ESOP"). Pursuant to the Plan of Reorganization, the ESOP Trustee received 9,706 shares of Common Stock and 16,179 Warrants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the year ended June 30, 1994 were Messrs. Chambers, Luellen, Steadman and Wilde, none of whom is an employee of the Company. Mr. Wilde is a member of Bracewell & Patterson, L.L.P, Houston, Texas, a law firm retained by the Company from time to time. As described elsewhere in this Proxy Statement, during fiscal 1994, the full Board (with Mr. Van Horn, who serves as President and Chief Executive Officer of the Company, abstaining from voting on compensation decisions) performed the functions normally delegated to the Compensation Committee.

During fiscal 1994 the Company extended a three-year $300,000 unsecured loan with interest payable at 8 1/2% annually to Mr. V.H. Van Horn. The loan is payable in 35 monthly installments of $2,500 and a final payment of the then unpaid principal and interest, and requires that any bonus compensation earned by Mr. Van Horn while the loan is outstanding be applied as a mandatory prepayment of the loan. The largest aggregate amount of indebtedness outstanding in connection with the loan at any time during fiscal 1994 was $302,323, and the amount of outstanding indebtedness at August 31, 1994 was $204,859.

PERFORMANCE GRAPH

PREBANKRUPTCY -- OLD COMMON STOCK

The following graph compares the yearly percentage change in the Company's common stock, $.41 2/3 par value per share ("Old Common Stock") prior to the effective date of the Company's Plan of Reorganization on March 9, 1993. The graph assumes that $100 was invested on June 30, 1989 in the Company's Old Common Stock, the S&P 500 Index and the peer group and that dividends were reinvested quarterly. Upon confirmation of the Plan of Reorganization, all of the Old Common Stock was canceled and exchanged for an aggregate of 90,000 shares of New Common Stock (as defined below).

________________________________________________________________________________

                                           1989       1990       1991       1992       1993
                                           ----       ----       ----       ----       ----
National Convenience Stores               100.00      78.15     130.82      11.05       0.00
S & P 500                                 100.00     119.28     136.45     151.53     174.65
Peer Group                                100.00      80.12      82.56     130.07     132.11




* PEER GROUP IS COMPOSED OF CASEYS GENERAL STORES, INC., DAIRY MART CONVENIENCE STORES, INC. AND UNI-MARTS INC. ALTHOUGH THE COMPANY CONSIDERS ITS PRINCIPAL COMPETITORS TO BE THE SOUTHLAND CORPORATION ("SOUTHLAND") AND THE CIRCLE K CORPORATION ("CIRCLE K"), THE PEER GROUP DOES NOT INCLUDE SUCH COMPANIES BECAUSE SOUTHLAND HAS NOT MAINTAINED A SINGLE PUBLICLY-TRADED EQUITY SECURITY FOR THE PAST FIVE YEARS AND BECAUSE CIRCLE K'S PLAN OF REORGANIZATION CONFIRMED IN JULY 1993 RESULTED IN THE CANCELLATION OF ALL OF ITS EXISTING PUBLICLY-TRADED EQUITY ISSUES.

POST CONFIRMATION -- NEW COMMON STOCK

The following graph compares the percentage change in the Company's common stock, $.01 par value per share ("New Common Stock") from March 10, 1993 (the first date on which the New Common Stock traded) to June 30, 1994. The graph assumes that $100 was invested on March 10, 1993 in the Company's New Common Stock, the S&P 500 Index and the peer group and that dividends were reinvested quarterly.

________________________________________________________________________________


                                               3/10/93                 6/30/93                  6/30/94
                                               -------                 -------                  -------
National Convenience Stores                    100.00                    97.67                    68.22
S & P 500                                      100.00                   102.61                   104.05
Peer Group                                     100.00                   106.34                   132.50



* PEER GROUP IS COMPOSED OF CASEYS GENERAL STORES, INC., DAIRY MART CONVENIENCE STORES, INC. AND UNI-MARTS INC. ALTHOUGH THE COMPANY CONSIDERS ITS PRINCIPAL COMPETITORS TO BE THE SOUTHLAND CORPORATION ("SOUTHLAND") AND THE CIRCLE K CORPORATION ("CIRCLE K"), THE PEER GROUP DOES NOT INCLUDE SUCH COMPANIES BECAUSE SOUTHLAND HAS NOT MAINTAINED A SINGLE PUBLICLY-TRADED EQUITY SECURITY FOR THE PAST FIVE YEARS AND BECAUSE CIRCLE K'S PLAN OF REORGANIZATION CONFIRMED IN JULY 1993 RESULTED IN THE CANCELLATION OF ALL OF ITS EXISTING PUBLICLY-TRADED EQUITY ISSUES.

________________________________________________________________________________

VOTING PROCEDURES
________________________________________________________________________________

The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised. A proxy may be revoked by written notice of revocation or by a later proxy, in either case delivered to the Secretary of the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

All outstanding shares of Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (i) vote for the election of both nominees named herein as directors, (ii) withhold authority to vote for such nominees or (iii) vote for the election of such nominees, other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a nominee will not prevent such nominee from being elected. A stockholder may, with respect to the proposal to ratify the appointment of the Com-pany's accountants, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter or (iii) "ABSTAIN" from voting on the matter. A vote to abstain from voting on ratification of the Company's independent accountants will have the effect of a vote against the proposal. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted for the election of both nominees named herein as directors and for the ratification of Deloitte & Touche LLP as independent accountants for 1995.

A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present or entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Ratification of the election of the accountants and the election of directors each requires the vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter.

Pursuant to the Plan of Reorganization, the Company issued a number of shares of Common Stock beneficially owned by certain of the Company's creditors to Boatmen's, as agent for the beneficial owners of such shares pending the determination of the number of such shares properly allocable to each such creditor (such shares issued to Boatmen's as agent for such creditors being herein called the "Creditors' Shares"). Boatmen's has informed the Company that it intends to attend the Annual Meeting (by means of a limited proxy) solely to help establish a quorum, and that it does not intend to vote any of the Creditors' Shares. Consequently, the Creditors' Shares will be non-voted shares, and will be considered not present or entitled to vote on the matters considered at the Annual Meeting.

________________________________________________________________________________

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 1995 ANNUAL MEETING
________________________________________________________________________________

Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company no later than May 30, 1995 to be considered for inclusion in the Company's Proxy Statement relating to that meeting, and must comply with applicable rules promulgated by the Securities and Exchange Commission.

The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors. The By-Laws of the Company provide that a stockholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Company of his or her intention to make such a nomination. The notice of nomination must be received by the Company not later than August 14, 1995. The notice of nomination is required to contain certain information about the nominee, and must include a consent of the person nominated to serve if elected.

Any such proposals or nominations should be addressed to A. J. Gallerano, Senior Vice President, General Counsel and Secretary, National Convenience Stores Incorporated, 100 Waugh Drive, Houston, Texas 77007.

________________________________________________________________________________

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS
________________________________________________________________________________

The Board does not now intend to bring before the Annual Meeting any matters other than those specified in the notice of the meeting, and it does not know of any business which persons other than the Board intend to present at the meeting. Should any other matter requiring a vote of the stockholders properly come before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

________________________________________________________________________________

OTHER MATTERS
________________________________________________________________________________

Proxies will be solicited by mail, telephone, telegram and personal interview. Brokers, custodians and other nominees will be requested to forward copies of this Proxy Statement and enclosed proxy card to the beneficial owners of Common Stock and will be reimbursed for their reasonable out-of-pocket expenses. Additionally, the Company has retained the services of Morrow & Co., Inc. to aid in the solicitation of proxies, for which it will be paid a fee of approximately $3,500. All costs with respect to the solicitation will be borne by the Company.

                                            By Order of the Board of Directors

                                            A. J. Gallerano, Secretary

Houston, Texas
September 27, 1994

                              FRONT SIDE OF PROXY



             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    NATIONAL CONVENIENCE STORES INCORPORATED
                         Annual Meeting of Stockholders
                               November 10, 1994
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        The undersigned hereby appoints each of Messrs. Richard C. Steadman, V. H. Van Horn and William Key Wilde as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote as designated below, on behalf of the undersigned, all the shares of common stock of National Convenience Stores Incorporated ('Company') held of record by the undersigned at the close of business on September 12, 1994, at the Annual Meeting of Stockholders to be held at 10:00 a.m. in the
George R. Brown Convention Center, Meeting Room 306, 1001 Avenida de las Americas, Houston, Texas, on Thursday, November 10, 1994,
and any adjournment thereof.

1.  ELECTION OF CLASS II DIRECTORS     /  /  FOR all nominees listed below (except       /  /  WITHHOLD AUTHORITY
                                             as noted below)                                   to vote for all nominees listed
                                                                                               below

                                        Dunbar N. Chambers, Jr. and Robert B. Stobaugh, DBA

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____________________________________________________________________________________________________________________________________

2.  RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors for the Company for the next fiscal year.

                      /  /  FOR                  /  /  AGAINST                   /  /  ABSTAIN

3.  In their discretion, Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

                                         (Continued, and to be signed, on the other side)
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                              BACK SIDE OF PROXY

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        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS IN 1 AND 2, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES
NAMED HEREIN WITH RESPECT TO ANY MATTER TO IN 3.

        The undersigned hereby acknowledges receipt of the Company's 1994 Annual Report.
                                                                       Dated: ___________________ 1994. PLEASE SIGN EXACTLY AS
                                                                       NAME(S) APPEAR ON STOCK CERTIFICATES. A corporation is
                                                                       requested to sign its name by its President or other
                                                                       authorized officer, with the office held so designated. A
                                                                       partnership should sign in the partnership name by an
                                                                       authorized person. Executors, trustees, administrators, etc.
                                                                       are requested to indicate the capacity in which they are
                                                                       signing. JOINT TENANTS SHOULD BOTH SIGN.

                                                                       ____________________________________________________________

                                                                       ____________________________________________________________
                                                                                    (Signature(s) of Stockholder(s))

                                                                             PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
                                                                                         POSTAGE-PAID ENVELOPE
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

                              FRONT SIDE OF PROXY



                        CONFIDENTIAL VOTING INSTRUCTIONS
                  REGARDING SHARES OF COMMON STOCK HELD IN THE
                    NATIONAL CONVENIENCE STORES INCORPORATED
            EMPLOYEE STOCK OWNERSHIP PLAN AND/OR PROFIT SHARING PLAN
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 10, 1994

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The undersigned hereby directs Merrill Lynch Trust Company of Texas, as trustee under the National Convenience Stores
Incorporated ('Company') Employee Stock Ownership Plan ('ESOP') and the Company's Profit Sharing Plan ('Profit Sharing Plan'), to
vote in the manner designated below all the shares of common stock of the Company ('Common Stock') held in the ESOP, the Profit
Sharing Plan, or both, as the case may be, for the account of the undersigned at the close of business on September 12, 1994, at the
Annual Meeting of Stockholders to be held at 10:00 a.m. in the George R. Brown Convention Center, Room 306, Houston, Texas, on
Thursday, November 10, 1994, and any adjournment thereof.

1.  ELECTION OF CLASS II                /  /  FOR all nominees listed          /  /  WITHHOLD AUTHORITY
    DIRECTORS                                 below (except as noted                 to vote for all nominees listed below
                                              in the space provided below)

                                        Dunbar N. Chambers, Jr. and Robert B. Stobaugh, DBA

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

____________________________________________________________________________________________________________________________________

2.  RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
    as independent auditors for the Company for the next fiscal year.       /  /  FOR           /  /  AGAINST          /  /  ABSTAIN

                                                                                    (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)
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                              BACK SIDE OF PROXY

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3.  In their discretion, Messrs. Richard C. Steadman, V.H. Van Horn and William Key Wilde, as Proxies and each, with full power of substitution, are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

IF THESE CONFIDENTIAL VOTING INSTRUCTIONS ARE PROPERLY EXECUTED AND RETURNED IN THE ACCOMPANYING ENVELOPE, BUT NO DIRECTION IS MADE
AS TO THE VOTING OF SHARES, SHARES OF COMMON STOCK HELD FOR THE ACCOUNT OF THE UNDERSIGNED IN THE ESOP, THE PROFIT SHARING PLAN, OR
BOTH, AS THE CASE MAY BE, WILL BE VOTED FOR EACH OF THE MATTERS INDICATED IN 1 AND 2, AND WILL BE VOTED IN THE DISCRETION OF THE
PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 3.


                                                                              DATED: _________________________ 1994.


                                                                              ______________________________________________________
                                                                                           (Signature of Participant)

                                                                              PLEASE SIGN, DATE AND RETURN THESE CONFIDENTIAL VOTING
                                                                              INSTRUCTIONS IN THE POSTAGE-PAID ENVELOPE. THESE
                                                                              CONFIDENTIAL VOTING INSTRUCTIONS WILL BE SEEN ONLY BY
                                                                              AUTHORIZED PERSONNEL AND AGENTS OF THE TRUSTEE.
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